UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

reported): September 17, 2008

Travelzoo Inc.

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(Exact Name of Registrant as Specified in Charter)

Delaware --------------------------- (State or Other Jurisdiction of Incorporation)	000-50171 ------------------- (Commission File Number)	36-4415727 --------------------------- (I.R.S. Employer Identification Number)

590 Madison Avenue, 37th Floor New York, New York ---------------------------------------------------- (Address of Principal Executive Offices)	10022 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(212) 484-4900

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 17, 2008, Travelzoo Inc. (the “Company”) announced that Ralph Bartel will resign his position as Chief Executive Officer of the Company, effective as of October 1, 2008. Mr. Ralph Bartel will continue to serve as the Chairman of the Board of Directors of the Company.

The Company also announced on September 17, 2008 that Holger Bartel, 41, will assume the title of Chief Executive Officer of the Company, effective as of October 1, 2008. Since November, 2007, Mr. Holger Bartel has served as a consultant to the Company. Prior thereto, Mr. Holger Bartel served as the Company’s Executive Vice President from 2001 to 2007 and as Vice President of Sales and Marketing from 1999 to 2001. Prior to joining the Company, Mr. Holger Bartel was an Engagement Manager at McKinsey & Company from 1995 to 1998 and a research fellow at the Harvard Business School from 1992 to 1994. He has served on the Board of Directors of the Company since June 2005. Mr. Holger Bartel is the brother of Mr. Ralph Bartel, the Company’s outgoing Chief Executive Officer and present Chairman of the Board of Directors. Mr. Holger Bartel received an MBA in Finance and Accounting and a Ph.D. in Economics from the University of St. Gallen, Switzerland. There are no transactions between the Company and Mr. Holger Bartel reportable under Item 404(a) of Regulation S-K.

Under his Employment Agreement, Holger Bartel will (i) receive base salary at the annualized rate of $400,000 per year, (ii) be eligible to receive up to $60,000 per quarter under a performance bonus plan, based on whether the Company achieves certain objectives relating to revenue, net income, customer concentration and its number of subscribers, (iii) be eligible to receive a discretionary bonus up to $20,000 per calendar quarter, based on an individual evaluation conducted by the Compensation Committee of the Company’s Board of Directors and (iv) be entitled to participate in or receive benefits under the Company’s employee benefit plans.

Until April 1, 2009, the Company may only terminate his employment for cause, which is defined to include (i) gross misconduct by him that is materially injurious to the Company’s business, (ii) the commission by him of a felony or (iii) his willful failure or refusal to comply with the material terms of his Employment Agreement following an explicit directive from the Company. On April 1, 2009, he will become an at-will employee of the Company, meaning that the employment relationship may be terminated at any time, with or without cause, by the Company or Mr. Holger Bartel, upon two weeks’ prior written notice. He is not entitled to receive severance payment in the event of any termination of his employment at any time.

Under his Employment Agreement, Mr. Holger Bartel is also subject to non-competition obligations during the term of the Employment Agreement and non-solicitation obligations during the term of the Employment Agreement and for a period of one year thereafter. Both the non-competition and non-solicitation obligations are applicable to the entire United States.

The form of the Employment Agreement is attached as Exhibit 99.1 hereto. A press release announcing Mr. Holger Bartel’s appointment is attached as Exhibit 99.2 hereto.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits. See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELZOO INC.

Date: September 23, 2008	By:	/s/ Wayne Lee
Wayne Lee
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Form of Employment Agreement between Holger Bartel and the Company
99.2	Press release dated September 17, 2008.